Exhibit 10.3

[JPMORGAN CHASE LETTERHEAD]

November 16, 2007

Dynamic Materials Corporation

Credit Agreement dated November 16, 2007, by and among Dynamic Materials Corporation, (“US Borrower”), Dynamic Materials Luxembourg 2 S.à r.l., (“Euro Borrower” and together with US Borrower, the “Borrowers”), the Guarantors listed therein, the Lenders listed therein, JPMorgan Chase Bank, N.A., as Administrative Agent for the Revolving Credit Lenders and the Term Lenders (“US Agent”), J.P. Morgan Europe Limited, as Administrative Agent for the Euro Revolving Credit Lenders and the Euro Term Lenders (“Euro Agent”) and JPMorgan Securities Inc., as Sole Bookrunner and Lead Arranger (the “Credit Agreement”).

Ladies and Gentlemen:

Capitalized terms used herein and not otherwise defined shall have the meanings given in the Credit Agreement. The US Agent is willing to postpone completion of certain of the closing conditions required under the Credit Agreement listed on Exhibit A attached to this letter (the “Post Closing Conditions”) on the following terms and conditions:

By execution and delivery of this letter, Borrowers represent, warrant, covenant and agree with the US Agent that the Post Closing Conditions (in form and substance satisfactory to the US Agent in its sole discretion) will be satisfied within the respective periods of time set forth on Exhibit A attached hereto. Borrowers further agree that upon their failure or refusal to satisfy any of the Post Closing Conditions within said respective time periods, the Lenders shall have no obligation to make Advances under the Commitments (, and such failure or refusal shall constitute an Event of Default under the Credit Agreement, and the US Agent and Euro Agent will be entitled to exercise their remedies under the Credit Agreement with respect thereto.

This document will be governed by the laws of the State of New York.

[Signature Page Follows]

Sincerely,

JPMORGAN CHASE BANK, N.A.

		By:	/s/ Brennon J. Crist

AGREED

DYNAMIC MATERIALS CORPORATION

By:	/s/ Richard A. Santa
Name:	Richard A. Santa
Title:	Chief Financial Officer

DYNAMIC MATERIALS LUXEMBOURG 2 S.À R.L.

By:	/s/ Yvon Cariou
Name:	Yvon Cariou
Title:	Chief Executive Officer

[Signature Page to Post Closing Agreement]

EXHIBIT A

UNDELIVERED ITEM	DELIVERY TIME-FRAME

1) US Borrower shall deliver an executed Open-End Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing for the Dunbar Mine Facility, Ohio Pyle Road, Rural Road 2, Fayette County in the Commonwealth of Pennsylvania.

60 Days

2) US Borrower shall deliver a Pro Forma Mortgagee’s Title Policy showing no liens, with the exception of Permitted Liens, and indicating US Borrower is the owner of the leasehold estate in the Dunbar Mine Facility (more particularly described in 1).

60 Days

3) US Borrower shall deliver an executed Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing for the property located at 1138 Industrial Park Drive, Mt. Braddock, Fayette County in the Commonwealth of Pennsylvania.

60 Days

4) US Borrower shall deliver a Pro Forma Mortgagee’s Title Policy showing no liens, with the exception of Permitted Liens, and indicating US Borrower is fee owner for the property at 1138 Industrial Park Drive (more particularly described in 3).

60 Days

5) US Borrower shall deliver a legal opinion from local Pennsylvania counsel as to enforceability and other matters reasonably required by US Agent covering the leasehold mortgage and fee mortgage described in items 1 and 3 above.

60 Days

UNDELIVERED ITEM	DELIVERY TIME-FRAME

6) US Borrower shall deliver the German share pledge documents evidencing pledges of all of the Equity Interests in Blitz F07-dreihundert-vierzehn GmbH (in the future: DYNAenergetics Holding GmbH), fully executed in the form agreed.

No later than Noon, Eastern Standard Time on November 16, 2007